UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 14, 2005

BIOSITE INCORPORATED
(Exact name of registrant as specified in charter)

Delaware	000-21873	33-0288606
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11030 Roselle Street San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 455-4808

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On January 14, 2005, we revised our cash and equity compensation arrangements for non-employee members of our board of directors.  Under the revised arrangements, each of our non-employee directors will receive an annual retainer payment of $10,000 payable in a single lump sum and an additional $12,000 payable in equal quarterly installments during such director’s period of service.  In addition, each member of our Audit Committee, Compensation Committee and Governance and Nominating Committee will receive an annual cash payment of $11,000, $9,000 and $3,000, for such member’s service on each respective committee, with payments to be made in equal quarterly installments during such member’s period of service.

Consistent with our current practice, at each annual meeting of our stockholders following a non-employee director’s election to the board of directors, such non-employee director will be granted a non-statutory option to purchase 5,000 shares of our common stock. In addition, each non-employee director that is elected to the board of directors for the first time will be granted a non-statutory option to purchase 10,000 shares of our common stock upon such election.  Each such option will be granted under our 1996 Stock Incentive Plan (the “1996 Plan”) and will have an exercise price equal to the fair market value of our common stock on the date of grant.  In addition, each such option will vest in equal quarterly installments over four years following the date of grant and the vested portion thereof will be exercisable until ten years following the date of grant or, if earlier, 90 days following the termination of the applicable non-employee director’s service.  Such vesting is subject to acceleration, and such post-termination exercise period is subject to extension, in accordance with our Change in Control Severance Benefit Plan.

Consistent with our current practice and our 1996 Plan, our non-employee directors may elect to defer their fees until termination of their service.  Upon such election, such fees are deemed invested in our common stock and are paid in cash in a lump sum or installments as determined by us.  We will also continue to reimburse our non-employee directors for their expenses incurred in attending meetings of our board of directors and its committees, in accordance with our standard reimbursement policy.

Also on January 14, 2005, we adopted a new form of Indemnity Agreement whereby we will indemnify our directors and officers against claims arising out of their service, subject to certain limitations described in the agreement.  Such new form of Indemnity Agreement will supersede any existing indemnity agreement between us and any director or officer who enters into the new agreement.  A copy of the new form of Indemnity Agreement is attached as Exhibit 10.6 hereto and is hereby incorporated by reference into this Item 1.01.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description

10.6	Form of Indemnity Agreement between Biosite Incorporated and its directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSITE INCORPORATED

Date: January 19, 2005	By:	/s/ CHRISTOPHER J. TWOMEY
Christopher J. Twomey
Senior Vice President, Finance
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.6	Form of Indemnity Agreement between Biosite Incorporated and its directors and officers.